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                                                                  EXHIBIT 10.26


                           ADNM MERCHANDISER AGREEMENT


THIS AGREEMENT, dated as of April 1, 1999, between Giant Merchandising ("Merchandiser"), 5655 Union Pacific Avenue, Commerce, CA 90022, and ARTISTdirect New Media, LLC ("ADNM"), 17835 Ventura Blvd., Suite 310, Encino, CA 91316, is being entered into in light of the following:

        A. Merchandiser is in the business of acquiring the right to use the names, photographs and other likenesses, biographical material and other personal identification (collectively, "Personal Identification") of musical artists in connection with the manufacture and sale of merchandise and the licensing of such rights to third parties.

        B. ADNM is in the business of developing and operating Internet retail storefronts for musical artists ("Artist Stores") that, among other things, sell merchandise containing the Personal Identification of the applicable artist.

        C. Merchandiser and ADNM are entering into this Agreement in order to set forth the terms and conditions upon which Merchandiser has agreed to accommodate ADNM in respect of developing and opening new Artist Stores featuring Merchandiser Artists (as defined below) and in the operation thereof.

        NOW, THEREFORE, in consideration of the foregoing and the mutual benefits contained herein, the parties hereto agree as follows:

        1. Term: The term of this Agreement (the "Term") shall be four (4) years commencing on the date of this Agreement.

        2. Signing Procedures:

           (a) As used herein, "Merchandiser Artist" shall mean, individually and collectively, each and every musical recording artist in respect of which Merchandiser from time to time has the exclusive right to manufacture merchandise utilizing such artist's Personal Identification and to sell such merchandise for distribution through retail channels, including to retailers who solely or primarily sell merchandise via the Internet (collectively, the "Rights"). Merchandiser represents and warrants that attached hereto as Exhibit A is a true and complete list of Merchandiser Artists as of the execution of this Agreement, as well as the territory of the Rights in respect of each such Merchandiser Artist.

           (b) During the Term, Merchandiser agrees that, promptly upon Merchandiser entering into an agreement to obtain Rights in respect of a Merchandiser Artist, Merchandiser shall notify ADNM of the applicable artist name(s) as well as the territory of the Rights. Upon Merchandiser's entering into such agreement, the applicable Merchandiser Artist shall be deemed added to said Exhibit A.

           (c) Merchandiser agrees to promptly notify ADNM if any of the information on said Exhibit A should change during the Term, or if the Rights in respect of a particular Merchandiser Artist shall have terminated and/or the "sell-off" provisions


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of Merchandiser's agreement with the applicable Merchandiser Artist have become operative (after which such artist shall be deemed deleted from said Exhibit A.)

           (d) Said Exhibit A indicates with an asterisk (*) those Merchandiser Artists in respect of which ADNM desires to enter into a Store Agreement as of the execution of this Agreement. ADNM shall have the right from time to time during the Term to notify Merchandiser that it desires to enter into a Store Agreement with any other Merchandiser Artists. Each such Merchandiser Artist shall be referred to herein as an "Accepted Artist." ADNM and Merchandiser shall use their collective commercially reasonable efforts to cause the applicable Merchandiser Artist to enter into an agreement with ADNM (each such agreement, along with any extensions or renewals thereof, is sometimes referred to herein as a "Store Agreement") substantially in the form attached hereto as Exhibit B. ADNM agrees to provide Merchandiser with copies of each such Store Agreement promptly after the complete execution thereof during the Term.


           (e) Merchandiser acknowledges that, prior to the execution hereof, ADNM entered into a Store Agreement with respect to the Merchandiser Artist professionally known as [***] and that all Merchandiser Product sold under said Store Agreement after the date hereof ("[***] Merchandise") shall be subject to the terms of this Agreement, except as set forth below in this paragraph 2(e). ADNM agrees to use best efforts to cause [***] to agree that the License Fee (as defined in paragraph 6 below) shall be payable to Merchandiser hereunder (rather than to [***]) in respect of all [***] Merchandise. In the event [***] nevertheless refuses to so agree, ADNM shall pay Merchandiser the following product consignment charges in respect of all [***] Merchandise, computed as if the License Fee had been actually paid to Merchandiser hereunder, as follows:
(i) an amount equal to that portion of the otherwise applicable License Fee that Merchandiser would have been entitled to retain for its sole account under its agreement with [***] (e.g., as opposed to any portion thereof that Merchandiser would be obligated to credit to [***] royalty account), plus (ii) the amount of the Consignment Charge, if any, that would have been applicable under paragraph 6(c) below.


           3. Product Supply:

           (a) As used herein:

               (i) "Merchandiser Product" means all merchandise containing the Personal Identification of a Merchandiser Artist and sold pursuant to a Store Agreement (whether through the applicable Artist Store or the UBL Store), that is provided by or on behalf of Merchandiser or a Sublicensee pursuant to the Merchandiser Terms;

               (ii) "Artist Product" means all merchandise and other products or services sold pursuant to a Store Agreement (whether through the applicable Artist Store or the UBL Store) other than Merchandiser Product (e.g., records, concert tickets, advertisement space, and merchandise supplied by a Sublicensee other than pursuant to the Merchandiser Terms); and


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               (iii) "Merchandiser Terms" means that payment for the applicable merchandise shall not become due until the date [***] after the applicable merchandise has arrived at ADNM's fulfillment center(s) (the "Center"), it being understood that ADNM shall have the right to return any such merchandise to Merchandiser for a full credit within said [***] period (provided the applicable returned merchandise arrives at Merchandiser's warehouse no later than [***] after the expiration of said [***] period). For purposes of this paragraph 3(a)(iii), merchandise shall be deemed to have "arrived at the Center" at such time as the vehicle delivering such merchandise arrives at the Center, regardless of the date on which such merchandise is unloaded.

           (b) During the term of each Store Agreement (but only as long as Merchandiser has the Rights in respect of the applicable Merchandiser Artist), Merchandiser agrees to sell merchandise manufactured by or under the control of Merchandiser to ADNM for resale under the applicable Store Agreement upon the following terms:

               (i) All such sales shall be subject to the Merchandiser Terms.

               (ii) All such sales shall be at Merchandiser's standard wholesale prices (i.e., the prices that Merchandiser generally charges its other wholesale customers, subject to Merchandiser's customary volume discounts). Merchandiser represents and warrants that attached hereto as Exhibit C are Merchandiser's standard wholesale prices as of the execution of this Agreement. Merchandiser shall notify ADNM of any changes to its standard wholesale prices, which changes shall only apply to Merchandiser Product ordered by ADNM after its receipt of such notice from Merchandiser. Notwithstanding the foregoing, the parties agree and acknowledge that Merchandiser may not have standard wholesale prices for certain Collectibles (as defined in paragraph 6(b)(v) below), in which case the wholesale price shall be reasonably determined by Merchandiser.

               (iii) ADNM and Merchandiser shall in their good faith business judgment mutually determine on an item-by-item basis the applicable minimum and maximum inventory levels to be carried by ADNM, and Merchandiser agrees to use commercially reasonable efforts to ship merchandise on a timely basis consistent therewith.

               (iv) ADNM shall pay all costs (including all associated freight and insurance costs) of shipping the products to the Center and returning any unsold merchandise from the Center to Merchandiser's warehouse.

           (c) Merchandiser shall use reasonable efforts to cause each person or entity who manufactures and distributes merchandise under license from Merchandiser (a "Sublicensee") to sell merchandise to ADNM hereunder upon the foregoing terms (e.g., in accordance with the Merchandiser Terms and at no more than the


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Sublicensee's standard wholesale prices). If a Sublicensee is unwilling to do so, Merchandiser may elect (in its discretion) to purchase the applicable merchandise from such Sublicensee and sell same to ADNM pursuant to the Merchandiser Terms.

           (d) For the avoidance of doubt, Merchandiser agrees and acknowledges that Artist Product will be sold on the Artist Stores and the UBL Store and that no License Fee shall be payable to Merchandiser in respect of any Artist Product.

           (e) After the expiration of the [***] period described in paragraph 3(a)(iii) above, ADNM shall have the right to return (not for credit) to Merchandiser any unsold merchandise hereunder. Merchandiser agrees to use its commercially reasonably efforts to promptly sell such returned product at liquidation prices (subject to Merchandiser's commercially reasonable efforts to maximize the liquidation proceeds) and to remit to ADNM, within [***] after each such sale, [***] of the net proceeds thereof. As used in this paragraph 3(e), the term "net proceeds" shall mean the gross amount payable or credited to Merchandiser from such sales, less Merchandiser's verifiable direct third party out-of-pocket costs in connection with such sales.

        4. UBL Store: Merchandiser agrees and acknowledges that ADNM may elect to make available for sale on an Internet on-line store (the "UBL Store") operated by a company affiliated with ADNM certain items of Merchandiser Product offered for sale through an Artist Store. ADNM agrees that its books and records shall clearly distinguish Merchandiser Product sold through an Artist Store from Merchandiser Product sold through the UBL Store, and ADNM shall, for the avoidance of doubt, at no time credit a sale that took place through an Artist Store as a sale through the UBL Store.

        5. Grant of Rights: With respect to each Store Agreement (and subject to the terms and conditions set forth therein), Merchandiser shall be deemed to have granted to ADNM, in consideration for the License Fee, the following rights, but only insofar as Merchandiser has such Rights and for the territory Merchandiser has such Rights, during the term of such Store Agreement (but only as long as Merchandiser has the Rights in respect of the applicable Merchandiser Artist): (a) the exclusive right and license to develop and operate the only "official" Internet store for the applicable Merchandiser Artist, and (b) the non-exclusive (subject to paragraph 11 below) right and license to utilize such Merchandiser Artist's Personal Identification in connection with the applicable Artist Store. Notwithstanding the foregoing, ADNM acknowledges that such uses of the Merchandiser Artist's Personal Identification may be subject to the approval of the applicable Merchandiser Artist under Merchandiser's agreement with such Merchandiser Artist; in this regard, Merchandiser hereby authorizes ADNM to seek to obtain such approvals directly from the applicable Merchandiser Artist.

        6. License Fee:

           (a) In consideration for the rights licensed pursuant to paragraph 5 above and Merchandiser's agreement to supply Merchandiser Product to ADNM



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pursuant to the Merchandiser Terms, ADNM agrees to pay Merchandiser a License
Fee with respect to all Merchandiser Product sold at any time (including after the Term).

           (b) As used herein:

               (i) "License Fee" shall mean, subject to paragraph 6(c) below, the amount by which the following amounts exceed the wholesale purchase price payable by ADNM for all applicable Merchandiser Product, provided that the License Fee otherwise payable shall be further reduced by any third party marketing and rights clearance costs incurred by ADNM, with the approval of Merchandiser (which approval may be withheld by Merchandiser for any reason) and the applicable Merchandiser Artist, and attributable to Merchandiser Product (it being understood that any such costs not specifically attributable to Merchandiser Product shall be allocated reasonably by ADNM between Merchandiser and the applicable Merchandiser Artist, taking into account whether the applicable costs related to Merchandiser Product and/or Artist Product:

               (A) [***] of the Adjusted Gross Merchandiser Product Revenue with respect to Merchandiser Product (other than Collectibles) sold through an Artist Store and with respect to Collectibles sold through the UBL Store (or through any other source other than an Artist Store);

               (B) [***] of the Adjusted Gross Merchandiser Product Revenue with respect to Merchandiser Product (other than Collectibles) sold through the UBL Store (or through any other source other than an Artist Store); and

               (C) [***] of the Adjusted Gross Merchandiser Product Revenue with respect to Collectibles sold through an Artist Store.

           (ii) "Adjusted Gross Merchandiser Product Revenue" shall mean Gross Merchandiser Product Revenue less the Deductible Amounts.

           (iii) "Gross Merchandiser Product Revenue" shall mean the amount actually received by ADNM (including shipping and handling revenues) in respect of Merchandiser Product.


           (iv) "Deductible Amounts" shall mean all of the following costs paid by ADNM and specifically attributable to Merchandiser Product: all amounts paid under paragraph 3(b)(iv) above; all actual packaging and shipping costs paid to third parties (not to exceed the associated shipping and handling revenues referred to in paragraph 6(b)(iii) above); all third party fulfillment fees and related charges; sales, use and value-added taxes actually paid; credit card fees; and any credits for returns, rebates, cancellations and exchanges. ADNM shall not deduct any fulfillment fees or related charges to the extent they exceed such amounts as Merchandiser has approved; Merchandiser hereby pre-approves the applicable amounts set forth on Exhibit D attached hereto. To the extent ADNM is unable to identify a particular item of cost as being attributable to either Merchandiser Product or Artist Product, only a portion thereof shall be deemed a "Deductible Amount" hereunder, such portion to be determined reasonably by ADNM, taking into account the total amount of Gross Merchandiser Product Revenues as compared to the total amount of other applicable revenues during the applicable accounting period. Notwithstanding anything to the contrary contained herein, as between ADNM and Merchandiser, ADNM shall be solely responsible for all customer bad debts in respect of Merchandiser Product shipped by ADNM (or its designee), including all associated Deductible Amounts.


           (v) "Collectibles" means any single item of Merchandiser Product bearing a wholesale price in excess of [***].

           (c) Within ten (10) business days after the date ADNM notifies Merchandiser of each new Accepted Artist pursuant to paragraph 2(d) above (or within ten (10) business days after the complete execution of this Agreement, in respect of any



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Accepted Artist indicated on Exhibit A as of the execution hereof), Merchandiser shall have the right to notify ADNM of the percentage of the applicable License Fees hereunder that Merchandiser is obligated to pay to, or credit to the account of, the applicable Accepted Artist or its furnishing company (the
"Artist Percentage"), if such Artist Percentage exceeds [***]. In such event, notwithstanding anything to the contrary contained herein, ADNM shall pay to Merchandiser a product consignment charge (the "Consignment Charge") equal to [***] of the Adjusted Gross Merchandiser Product Revenue with respect to such Accepted Artist for each [***] by which such Artist Percentage exceeds [***].
For purposes of illustration, in the event that Merchandiser has properly notified ADNM that the Artist Percentage with respect to a particular Accepted Artist equals [***], then with respect to such Accepted Artist, ADNM shall pay to Merchandiser a Consignment Charge equal to [***] of the Adjusted Gross Merchandiser Product Revenue with respect to such Accepted Artist. For the avoidance of doubt, no Consignment Charge shall be applicable with respect to any Merchandiser Artist for which Merchandiser does not timely notify ADNM of the Artist Percentage as provided in this paragraph 6(c).

           (d) Attached hereto as Exhibit E are certain example computations of the License Fee.

        7. Artist Store Advertising Revenues. In respect of any amounts received by ADNM during the Term in consideration of the placement of hyperlinks, banners and other advertisements contained on an Artist Store ("Artist Store Advertising Revenues"), ADNM agrees to pay Merchandiser [***] of the amount by which such Artist Store Advertising Revenues exceed all agent commissions related thereto. The parties acknowledge that all such hyperlinks, banners and other advertisements may be subject to the approval of the applicable Accepted Artist.

        8. Artist Store Customer Databases. During the Term, subject to the consent of the applicable Merchandiser Artist, ADNM shall provide Merchandiser with customer database information from the Artist Stores, [***] , to be used by Merchandiser solely for purposes of promoting the Artist Stores and Merchandiser's business in connection with the applicable Merchandiser Artist to which the database relates. Merchandiser specifically acknowledges and agrees that it shall have no right to sell, distribute, sublicense or otherwise dispose of the customer database information provided to Merchandiser hereunder or any portion thereof.

        9. ARTISTdirect Warrant. In further consideration of Merchandiser's entering into and fully performing its obligations under this Agreement, and in exchange for the payment by Merchandiser to ARTISTdirect, LLC ("AD") of one dollar ($1.00), upon the consummation of the transaction that currently is contemplated to occur whereby AD will become the beneficial owner of one hundred percent (100%) of the outstanding membership interests of The Ultimate Band List, LLC (the "Rollup"), ADNM shall cause AD to grant to Merchandiser a warrant to acquire Common Units of ARTISTdirect, LLC


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representing approximately two percent (2%) of AD's outstanding membership interests for an aggregate exercise price not to exceed One Million Seven Hundred Twenty-Four Thousand Dollars ($1,724,000) which warrant shall be subject to the terms generally set forth in Exhibit F attached hereto; provided, however, that if the Rollup shall not occur prior to July 31, 1999, then ADNM shall then cause AD to grant to Merchandiser a warrant substantially in the form of Exhibit F attached hereto.

        10. Accountings:

           (a) ADNM shall compute the License Fee, any Consignment Charges and Merchandiser's applicable share of any Artist Store Advertising Revenues, payable to Merchandiser and render an accounting statement to Merchandiser within thirty (30) days after March 31, June 30, September 30 and December 31 for the three-month period preceding March 31, June 30, September 30 or December 31, as the case may be. Each such statement shall include an itemized breakdown of the sources of the applicable revenue, Deductible Amounts and all other reductions in computing the License Fee and share of Artist Store Advertising Revenues, and shall be accompanied by the payment of the amounts, if any, earned by Merchandiser during the accounting period to which the statement relates.

           (b) Merchandiser or a certified public accountant on Merchandiser's behalf may, at ADNM's offices and at Merchandiser's expense, examine ADNM's books and records relevant to the calculation of the License Fee solely for the purposes of verifying the accuracy of statements rendered by ADNM to Merchandiser. Such books and records may be examined as aforesaid only (i) during ADNM's normal business hours, (ii) upon reasonable notice to ADNM, and
(iii) within two years after the date a statement is due hereunder. Further, Merchandiser shall not have the right to examine such books and records more frequently than once in any twelve month period or more than once with respect to any particular statement. Each statement shall be deemed final and binding upon Merchandiser as an account stated and shall not be subject to any claim or objection by Merchandiser (A) unless Merchandiser notifies ADNM of Merchandiser's specific written objection to the applicable statement, stating the basis thereof in reasonable detail within two (2) years after the date such statement is due hereunder, and (B) unless, within said two (2)-year period, Merchandiser make proper service of process upon ADNM in a suit instituted in a court of proper jurisdiction.

        11. Exclusivity: Insofar as ADNM is concerned, Merchandiser shall have the right to sell and authorize others to sell merchandise containing a Merchandiser Artist's Personal Identification over the Internet. However, during the Term, Merchandiser shall not, without ADNM's consent, develop or maintain a web site, or license or otherwise authorize any other web site provider to develop or maintain a web site, that is identified solely with a single Merchandiser Artist (e.g., a web site that is the "official" merchandise web site for a Merchandiser Artist). The foregoing is not intended to prohibit Merchandiser from operating a web site relating to multiple artists, with certain pages or sections thereof devoted solely or primarily to a particular Merchandiser Artist, and to


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sell merchandise on such web site; provided the appearance of such web site is not designed so as to give the consumer the impression that the merchandise is being purchased directly from the Merchandiser Artist, rather than from Merchandiser (or its licensee). [For the avoidance of doubt, the operation of any such web site by Merchandiser shall not in any way affect ADNM's rights hereunder or otherwise to develop and operate the "official" web site of the applicable Artist (e.g., an Artist Store).]

        12. Tour Merchandising and Sublicensing Rights: During the Term and for a period of one (1) year thereafter, ADNM agrees that it and its affiliates shall refrain from seeking from any artist (a) tour merchandising rights, or (b) the right to sublicense merchandising rights to third parties, or (c) the right to manufacture merchandise containing such artist's Personal Identification.

        13. First Opportunity to Manufacture Merchandise for Outside Artists: As used herein, the term "Outside Artist" shall mean an artist who is not a Merchandiser Artist, who is then subject to a store agreement with ADNM, and who is not then subject to an agreement pursuant to which the Rights with respect to such artist are held by a third party (e.g., another merchandising company). During the Term, ADNM shall not arrange for the manufacture of merchandise containing the Personal Identification of an Outside Artist with anyone other than Merchandiser without first affording Merchandiser the opportunity to manufacture such merchandise. In such event, ADNM and Merchandiser shall negotiate in good faith the terms pursuant to which Merchandiser will manufacture and supply such merchandise to ADNM. If ADNM and Merchandiser are unable to agree on such terms, then, insofar as Merchandiser is concerned, ADNM may make an arrangement with anyone else to manufacture and supply such merchandise. Notwithstanding the foregoing, Merchandiser agrees and acknowledges that the applicable Outside Artist shall not be bound by the foregoing and shall, accordingly, have the right, insofar as Merchandiser is concerned, to cause anyone else to manufacture and supply to ADNM such merchandise. For the avoidence of doubt, no License Fee shall be payable under this Agreement with respect to any merchandise containing the Personal Identification of an Outside Artist.

        14. Representations and Warranties; Indemnity:

           (a) Each party hereto represents and warrants that: (i) it has the full right, power and authority to enter into and to perform this Agreement;
(ii) it is not under any restriction or obligation that may or will impair such party's full performance of this Agreement; and (iii) it shall not at any time do or authorize any person or entity to do anything inconsistent with, or anything that might diminish, impair or interfere with any of the other party's rights hereunder.

           (b) Merchandiser agrees to indemnify and hold ADNM and its members, employees, attorneys, agents, successors, affiliates, assigns and licensees harmless against any claim, liability, cost and expenses (including attorneys' and accountants' fees reasonably incurred) in connection with any breach or alleged breach of this Agreement by Merchandiser. In this regard, ADNM shall not settle any claim without first notifying Merchandiser of the terms of any proposed settlement and obtaining Merchandiser's consent thereto.

           (c) ADNM agrees to indemnify and hold Merchandiser and its members, employees, attorneys, agents, successors, affiliates, assigns and licensees harmless against any claim, liability, cost and expenses (including attorneys' and accountants' fees reasonably incurred) in connection with any breach or alleged breach of this Agreement by ADNM and/or in connection with the breach by ADNM of any Store Agreement. In this regard, Merchandiser shall not settle any claim without first notifying ADNM of the terms of any proposed settlement and obtaining ADNM's consent thereto.

           (d) Merchandiser acknowledges that ADNM is making no representations and warranties concerning anticipated success of the Stores, the amount of compensation payable to Merchandiser hereunder, and/or the current or future value of ADNM or the warrants described in paragraph 8 above. Likewise, ADNM




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acknowledges that Merchandiser is making no representations and warranties concerning anticipated success of the Stores or the amount of compensation payable to ADNM with respect thereto.

        15. Notices; Approvals:

           (a) All notices and payments to either party hereto shall be sent to such party's address first mentioned herein, or such other address as a party hereto may hereafter designate by notice to the other. All notices sent under this Agreement must be in writing to be effective, and must be sent by a third party messenger, by air courier service with a written acknowledgment of receipt, by registered or certified mail, return receipt requested, or through a telegraph office. The date of personal delivery, of mailing or faxing, or the date of delivery to a telegraph office, as the case may be, of any such notice shall be deemed the date of the giving thereof (except, with respect to notices of change of address, the date of which will be the date of receipt by the receiving party). Until ADNM notifies Merchandiser otherwise, a copy of all notices hereunder to ADNM shall be simultaneously sent as aforesaid to Lenard & Gonzalez LLP, 1900 Avenue of the Stars, 25th Floor, Los Angeles, CA 90067;
Attention: Allen D. Lenard, Esq. Until Merchandiser notifies ADNM otherwise, a copy of all notices hereunder to Merchandiser shall be simultaneously sent as aforesaid to Warner Music Group Inc., 3400 Riverside Drive, 6th Floor, Burbank, CA 91505; Attention: Legal Department.

           (b) No failure by a party hereto to perform any of its obligations hereunder shall be deemed a breach of this Agreement, unless the party claiming a breach has given the other party hereto notice of such alleged breach in reasonable detail and such alleged breach is not cured within fifteen (15) business days [ten (10) business days for non-payments] after the giving of such notice, provided this sentence shall not apply to breaches incapable of being cured (e.g., representations and warranties).

           (c) No consent or approval under this Agreement shall be unreasonably withheld or delayed. With respect to consents and approvals required under this Agreement, the applicable party may elect to request such consent by notice to the other. If the party whose consent or approval is required does not respond to such notice within ten (10) business days thereafter, the party seeking to obtain such consent or approval may give the other party a second notice making such request, and the applicable party's consent or approval shall be deemed granted unless it notifies the other party to the contrary, stating in reasonable detail the basis thereof, within ten (10) business days after such second notice.

        16. Miscellaneous:

           (a) All references to "this Agreement," "hereof," "herein" and words of similar connotation include all exhibits attached hereto, unless specified otherwise. This Agreement is intended by the parties hereto as a final expression of their understanding and agreement with respect to the subject matter hereof and as a complete and exclusive statement of the terms thereof; this Agreement supersedes all prior and contemporaneous negotiations, understandings, and agreements between the parties


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hereto with respect to the subject matter hereof. The parties acknowledge and agree that neither party hereto has made any representations or promises in connection with this Agreement or the subject matter hereof not contained herein. Nothing in this Agreement shall be construed to require the commission of any act contrary to law, and wherever there is a conflict between any provisions of this Agreement and any statute, law, ordinance, order or regulation contrary to which the parties hereto have no legal right to contract, such statute, law, ordinance, order or regulation shall prevail; provided that, in such event, (a) the provision of this Agreement so affected shall be limited only to the extent necessary to permit the compliance with the minimum legal requirements, (b) no other provisions of this Agreement shall be affected thereby, and (c) all such other provisions shall remain in full force and effect. The parties hereto shall negotiate in good faith to replace any invalid, illegal or unenforceable provision (the "Invalid Provision") with a valid provision, the effect of which comes as close as possible to that of the Invalid Provision. This Agreement cannot be canceled, modified, amended or waived, in part or in full, in any manner except by an instrument in writing signed by the party to be charged. No waiver by ADNM, whether expressed or implied, of any provision of this Agreement or default hereunder shall affect ADNM's right to thereafter enforce such provision or to exercise the right or remedy set forth in this Agreement in the event of any other default, whether or not similar. Words in the singular number shall include the plural, and vice versa. Whenever examples are used in this Agreement with the words "including," "for example," "e.g.," "such as," "etc." or any derivation thereof, such examples are intended to be illustrative and not in limitation thereof. The paragraph headings herein are used solely for convenience and shall not be used in the interpretation or construction of this Agreement.

(b) In entering into this Agreement and providing services pursuant hereto, Merchandiser and ADNM each have and shall have the status of independent contractors. Nothing herein contained shall contemplate or constitute either party being an agent or employee of the other party, and nothing herein shall constitute a partnership, joint venture or fiduciary relationship between the parties.

(c) Neither party hereto shall, without the prior written consent of the other party, assign this Agreement, in whole or in part, to any person or entity other than a subsidiary, affiliated or controlling entity, or to any person or entity owning or acquiring a substantial portion of the stock or assets of such party hereto.

(d) This Agreement shall be deemed to have been entered into in the State of California and the validity, interpretation and legal affect of this Agreement shall be governed by the laws of the State of California applicable to contracts entered into and performed entirely within the State of California. The courts located in the County of Los Angeles, California (state and federal), only, will have jurisdiction of any controversy regarding this Agreement; any action or other proceeding which involves such a controversy will be brought in those courts, in California and not elsewhere.

ARTISTdirect New Media, LLC                       GIANT MERCHANDISING

By: ______/s/  Marc P. Geiger________       By: ________/s/  [Illegible]_______
   (an authorized signatory)                      (an authorized signatory)

                                    EXHIBIT A

                             MERCHANDISER'S ARTISTS


           Artist                       Agreement                    Territory
-----------------------------------------------------------------------------

------------------------------------------------------------------------------

GIANT MERCHANDISING
Music Roster
Bryan Adams                                        Presidents of the United States
Aerosmith                                            of America
Bad Religion                                       Rage Against the Machine
Bauhaus                                            Rancid
Clint Black                                        Red Hot Chili Peppers
Bush                                               Savage Garden
Candlebox                                          Smashing Pumpkins
The Chieftains                                     Social Distortion
Kurt Cobain                                        Speedealer
C.O.C. (Corrosion of Conformity)                   Sponge
Crystal Method                                     Testament
Days of the New                                    Third Eye Blind
Def Leppard                                        Tool
Deftones                                           The Vandals
Bryan Ferry                                        Veruca Salt
Flaming Lips                                       The Wallflowers
Fu Manchu                                          Weezer
Goldfinger
Green Day
Don Henley
Lauryn Hill
Hole
Hootie & The Blowfish
Korn
Lenny Kravitz
L7
Limp Bizkit
Love And Rockets
Marcy Playground
Matchbox 20
Megadeth
Metallica
Mudhoney
My Life With The Thrill Kill Kult
Mike Ness
The Offspring
Orgy
Porno For Pyros

                                    EXHIBIT B

                             ON-LINE STORE AGREEMENT

THIS AGREEMENT, dated as of ____________, 19__, by and between ARTISTdirect New Media, LLC ("ADNM"), 17835 Ventura Blvd., Suite 310, Encino, CA 91316, and [Company Name] ("you"), c/o __________________________ is being entered into in consideration of the mutual benefits and covenants contained in this Agreement.

1. PURPOSE: Subject to your approval rights in this Agreement, ADNM will develop, maintain and operate an Internet web site for you relating to the musical group professionally known as "[ArtistName]" ("Artist") and the members of Artist, to be known as "The Official [ArtistName] Superstore" (the "Store"). The Store will provide Internet and other online access for online and offline distribution of products and services ("Product"). It is intended that the Product will include records, digital downloads (subject to the consent of Artist's record company), merchandise, tickets, tour memorabilia, collectible items and special or limited edition items not available from any other source, and special bundled packages including any or all of the foregoing items.

2. TERM: The term of this Agreement (the "Term") shall commence on the date set forth above and shall extend for an initial contract period ending five (5) years after the official launch of the Store. After the initial contract period, the Term shall automatically continue for additional one (1) year contract periods, subject to the following sentence. At any time between sixty (60) and thirty (30) days prior to the expiration of any contract period of the Term, either party may by notice to the other terminate the Term effective as of the end of the then-current contract period.

3.      MERCHANDISER AGREEMENTS.

               (a) You are presently party to an agreement (the "Artist/Merchandiser Agreement") with Winterland Concessions Company ("Merchandiser") pursuant to which you have granted Merchandiser the exclusive right to manufacture (and license the manufacture of) merchandise bearing the name, likenesses, biographical material and other personal identification of Artist (collectively, "Personal Identification") for sale through retail channels, including the right to sell such merchandise to retailers who solely or primarily sell merchandise via the Internet (the "Rights").

               (b) ADNM represents and warrants that it is party to an agreement with Merchandiser pursuant to which Merchandiser has (i) granted to ADNM any consents and licenses that may be required from Merchandiser as a result of the Artist/Merchandiser Agreement in connection with the sale of Product hereunder, and (ii) agreed to supply (or cause the supply of) merchandise on a consignment basis to ADNM for resale on the Store (the "ADNM/Merchandiser Agreement"). You acknowledge that certain Product items may be manufactured by or under the control of Merchandiser's sublicensees, and that Merchandiser may or may not be able to offer such Product items to ADNM on a consignment basis. All Product supplied to ADNM by Merchandiser (or its sublicensees) on a consignment basis is sometimes referred to herein as "Merchandiser Product"; all other Product is sometimes referred to herein as "Artist Product."

               (c) If you (or Artist) enter into any agreement during the Term (of this Agreement) pursuant to which you grant the Rights to any third party, you shall cause such third party to grant to ADNM any consents and licenses that may be required from such third party in connection with the sales of Product hereunder. For the avoidance of doubt, no termination or expiration of the Artist/Merchandiser Agreement or of the ADNM/Merchandiser Agreement shall affect the Term (of this Agreement) or the rights granted to ADNM hereunder. Accordingly, the only effect of either such termination or expiration will be that the terms of this Agreement relating to Merchandiser Product will no longer apply, and the terms of this Agreement relating to Artist Product will thereafter apply to all Product hereunder.

4.      DEVELOPMENT; HOSTING; CUSTOMER SERVICE:

               (a) ADNM will design and develop the Store, including the source code, the Product catalog, and the commerce system, and will be solely responsible for the costs of such design and development. You shall have the right to approve the design of the Store, including its "look and feel." The parties hereto agree to use commercially reasonable best efforts (i) to cause the beta version of the Store to be completed within 60 days after the complete execution of this Agreement, and (ii) to officially launch the Store within 90 days after such execution.

               (b) During the Term, ADNM will host (i.e., provide the server for) and maintain the Store, including by providing periodic source code programming updates and improvements in accordance with your reasonable requests. In this regard, ADNM will use its commercially reasonable best efforts to correct any material "bug" or defect as soon as reasonably possible after ADNM becomes aware of such material "bug" or defect.

               (c) ADNM shall handle all customer orders and inquiries, provide all necessary credit card accounting and processing services and develop payment, delivery and refund policies. To effect the foregoing, ADNM shall also provide an on-line and toll-free telephone service center that will take orders and respond to customer inquiries. On-line inquiries will be responded to within 24 hours of receipt and the telephone service will be operational Mondays through Fridays from 9:00 a.m. to 7:00 p.m. Pacific Time (excluding holidays) and will enable customers who prefer not to place orders on-line to place orders by facsimile or telephone.

               (d) Unless you and ADNM agree otherwise in writing, ADNM (or its designee) shall process orders received from the Store and arrange to have the ordered Product shipped to the customer (subject to Product availability).

5.      PRODUCT SUPPLY AND INVENTORY:

               (a) You will have the right to approve the Products that are to be sold through the Store and the retail price of each Product item.

               (b) You and ADNM agree to cooperate with each other and use their commercially reasonable best efforts to make the necessary arrangements with the manufacturers, distributors and providers of Product ("Suppliers"), on mutually acceptable terms, to ensure the timely supply of Product in sufficient quantities to fulfill Store customer orders. You will be responsible for purchasing all Product from the Suppliers and paying all related costs (including directly associated freight and insurance costs) ("Product Costs"). If ADNM should nevertheless pay any Product Costs on your behalf (which ADNM is not obligated to do), all such Product Costs will be deducted from any and all monies otherwise payable to you hereunder and, to the extent ADNM is at any time unable to do so, you agree to promptly reimburse ADNM for the excess upon demand. In order to assist you with regard to the foregoing, ADNM will provide inventory management services, taking into account such inventory levels as you and ADNM may have mutually approved.

        As between you and ADNM, you shall own and be solely responsible for all Artist Product inventory. However, ADNM shall maintain (or cause the applicable fulfillment center to maintain) at all times during the Term insurance to protect you and ADNM from losses related to Artist Product inventory damaged or otherwise lost while in the fulfillment center's possession. The coverage terms of the insurance policy currently in effect are set forth on Exhibit 1 attached to this Agreement.

               (c) Upon the expiration of the Term, all Artist Product inventory for which you have paid the Product Costs shall be shipped, at your sole cost and expense, to a location designated or approved by you, which inventory shall be free and clear of any encumbrances by ADNM or any third party deriving rights through ADNM.

6.      PRODUCT SALES AND STORE REVENUES:

        (a) Merchandiser Product: Attached hereto as Exhibit 2 is an extract of the ADNM/Merchandiser Agreement setting forth the license fee payable by ADNM to Merchandiser in respect of Merchandiser Product sold hereunder. Company acknowledges and agrees that it shall look solely to Merchandiser, and not to ADNM, with respect to all monies due Company and/or Artist in respect of Merchandiser Product sold hereunder.

        (b) Artist Product:

        (i) Upon ADNM's receipt of a verified order for a particular item of Artist Product, ADNM shall purchase such item of Product from you. Upon such purchase, title to such Product shall pass to ADNM and, as between you and ADNM, ADNM will thereafter be responsible for the inventory of such Product item.

        (ii) ADNM shall pay you a purchase price equal to [***] of the "Gross Artist Product Revenue," which means the amount actually received by ADNM in respect of Artist Product sold through the Store, less all related Deductible Amounts. The term "Deductible Amounts" means all shipping and handling charges; third party fulfillment fees and related charges; sales, use and value-added taxes; credit card and other third party service fees; and any credits for returns, rebates, cancellations and exchanges. A schedule setting forth the fulfillment fees charged by the fulfillment center as of the date hereof is set forth on Exhibit 1 attached hereto.

        (iii) Notwithstanding anything to the contrary contained herein, as between ADNM and you, [***] shall be solely responsible for all Product Costs and Deductible Amounts


----------------
[***] Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

associated with customer bad debts in respect of Product hereunder shipped by ADNM (or its designee).

        (c) Records: Notwithstanding paragraphs 5(c) and 6(b) above, phonorecords that are supplied by ADNM's designated fulfillment center for sale through the Store ("Records") shall be purchased by ADNM directly from such fulfillment center, and ADNM (or the fulfillment center) shall be solely responsible for all related Product Costs (subject to the next sentence) and inventory. ADNM shall pay you [***] of the "Net Record Revenue, which means all Gross Record Revenue less all Product Costs incurred for Records. The term "Gross Record Revenue" means the amount actually received by ADNM in respect of Records sold through the Store, less all related Deductible Amounts.

        (d) UBL Store: ADNM may elect to make certain items of Product available for sale on an Internet on-line store (the "UBL Store") operated by a company affiliated with ADNM (the "UBL Affiliate"). To the extent any merchandise offered for sale on the UBL Store is readily available in the Store inventory, ADNM agrees to cause the UBL Affiliate to utilize such inventory to fulfill orders for such merchandise placed on the UBL Store, rather than order such merchandise from any third party source. However, for the avoidance of doubt, no merchandise or other products (e.g. Records) that are obtained by the UBL Affiliate from third party sources (i.e., other than from the Store's inventory) and sold on the Store shall be deemed to constitute Product subject to this Agreement. ADNM shall account to you pursuant to the terms of this Agreement with respect to all Artist Product sold through the UBL Store, except that ADNM (or the UBL Affiliate) shall purchase such Product for a price equal to [***] of the applicable Gross Artist Product Revenue shall be computed "at the source" (i.e., based upon the amount actually received by the UBL Affiliate, rather than the amount actually received by ADNM), and shall be deemed received by ADNM for purposes of paragraph 6(g) below within 30 days after it is received by the UBL Affiliate.

        (e) Database: As between ADNM and you, you will own the customer database as specifically identified with the Store (the "Database"). However, ADNM will have the exclusive right during the Term, subject to your consent in each instance, to administer and license any third party uses of the Database, and to collect all monies relating thereto accrued during the Term, regardless of when payable, ADNM shall pay you [***] of the "Gross Database Revenue," which means the amount actually received by ADNM in respect of sales and other exploitations of the Database, less all related Deductible Amounts.

        (f) Other Revenues: The term "Gross Exploitation Revenue" means the amount actually received by ADNM in respect of activities contemplated in this Agreement and not set forth above in this paragraph 6 including, for example, income in respect of advertising contained on the Store (e.g., hyperlinks to, and banners and other advertisements for, other Internet web sites), less all agent commissions and other related Deductible Amounts. You shall have the right to approve all such advertising and other activities. ADNM shall pay Merchandiser [***] of the Gross Exploitation Revenue received by ADNM during the term of the Artist/Merchandiser Agreement (and you agree to look solely to Merchandiser, and not to ADNM, with respect to all monies, due you and/or Artist in respect of such Gross Exploitation Revenue) and shall pay you [***] of the Gross Exploitation Revenue received by ADNM after the expiration of the term or the Artist/Merchandiser Agreement.

        (g) Accounting: The term "Gross Income" means, individually and collectively, Gross Artist Product, Revenue Gross Record Revenue, Gross Database Revenue and Gross Exploitation Revenue. ADNM shall compute your share of Gross Income and render statements thereof to you within 60 days after March 31, June 30, September 30 and December 31 for the preceding three-


----------------
[***] Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

month period. ADNM shall deduct from your share of Gross Income all chargeable amounts under this Agreement. Each such statement shall include an itemized breakdown of the sources of the applicable revenue and shall be accompanied by the payment of the amount of monies, if any, earned by you during the accounting period to which the statement relates. ADNM shall be entitled from time to time to withhold from payments otherwise due reserves against anticipated returns, rebates, credits, cancellations and exchanges, provided that such reserves shall be liquidated within two accounting periods following their establishment. You or a certified public accountant on your behalf may, at ADNM's offices and at your expense, examine ADNM's books and records relevant to the calculation of your share of Gross Income solely for the purposes of verifying the accuracy of statements rendered by ADNM to you. Such books and records may be examined as aforesaid only (i) during ADNM's normal business hours, (ii) upon reasonable notice to ADNM, and (iii) within two years after the date a statement is due hereunder. Further, you shall not have the right to examine such books and records more frequently than once in any twelve month period or more than once with respect to any particular statement. Each statement shall be deemed final and binding upon you as an account stated and shall not be subject to any claim or objection by you (A) unless you notify ADNM of your specific written objection to the applicable statement, stating the basis thereof in reasonable detail within two years after the date such statement is due hereunder, and (B) unless, within said two year period, you make proper service of process upon ADNM in a suit instituted in a court of proper jurisdiction.

7.      MARKETING.

        (a) During the Term, ADNM shall cause the Ultimate Band List Internet web site, located at www.ubl.com (the "UBL"), to contain a featured hyperlink to, and prominently placed advertising for, the Store. Also, ADNM may include on the Store a featured hyperlink to, and prominently placed advertising for the UBL at no charge to the UBL Affiliate or ADNM. Other marketing activities in respect of the Store shall be subject to your approval, and may involve the development of strategic relationships with, for example, other Internet web sites and/or Artist's record you to create Store hyperlinks. Any third party marketing costs incurred with your approval shall be deducted from any monies otherwise payable to you hereunder (except to the extent deducted from monies otherwise payable by ADNM to Merchandiser, it being understood that all marketing costs shall be subject to allocation by ADNM, in ADNM's reasonable business judgment, between you and Merchandiser taking into account whether the applicable costs related to Merchandiser Product and/or Artist Product).

        (b) You agree to use your commercially reasonable best efforts to:

            (i) Keep ADNM apprised of Artist's professional activities (e.g., touring and recording) and provide ADNM reasonable access to Artist's professional relationships (e.g., with tour promoters and record labels);

               (i) Cause the URL of the Store to be included on all advertisements for Artist records released during the Term or for concerts to be performed during the Term, and on the liner notes of Artist's records and concert programs;

               (ii) Cause on-line events and/or sites featuring Artist or any member of Artist (e.g., the official Internet web site of Artist's fan club, any official Internet web site relating to any member of Artist, any on-line "chats" featuring Artist or any member(s) of Artist, cybercasts of Artist's live performances, interviews or other audiovisal programs featuring Artist or any member(s) of Artist) to prominently feature, on both the front and main event page(s), a hyperlink to, and banner advertising for, the Store; and

               (iii) Subject to Artist's other professional commitments, cause Artist to be reasonably available during the Term for on-line "chats" hosted by the Store.

8.      Ownership; Grant of Rights; Post-Term Rights:

        (a) Artist Content: As between you and ADNM, any and all artwork, trademarks, logos, graphics, video, sound recordings, musical compositions, text, data and other materials supplied by you to ADNM in connection with this Agreement, as well as the URL and the domain name or names assigned to the Store and/or the Artist Site (collectively, the "Artist Content"), shall remain your sole and exclusive property. You hereby grant to ADNM during the Term and throughout the universe (the "Territory") a non-exclusive, royalty-free license to use, copy, modify (with your prior consent), distribute, publicly perform and display and otherwise exploit the Artist Content in connection with the development, maintenance and operation of the Store and/or the Artist Site and the advertising and promotion of the Store and/or the Artist Site and of ADNM in connection with the Store and/or the Artist Site.

        (b) Developed Content: As between you and ADNM, any and all text, graphics, audio, video, artwork and designs created by ADNM or its employees or agents during the Term for use solely on the Store and/or the Artist Site, including any additions to or modifications of Artist Content made by ADNM or its employees or agents, (collectively, the "Developed Content"), shall be your sole and exclusive property. All Developed Content shall be deemed included in the license granted by you under paragraph 8(a) above.

        (c) ADNM Content: As between you and ADNM, any and all commerce technology, HTML formatting code, source and object code, programming code and software, as well as all text, graphics, audio, video, artwork and designs provided by ADNM in connection with this Agreement which does not constitute Developed Content (collectively, the "ADNM Content") shall be ADNM's sole and exclusive property. Notwithstanding the foregoing, upon the expiration of the Term and provided you are not in breach of this Agreement, ADNM shall grant to you a perpetual non-exclusive license throughout the Territory to use, modify, publicly perform and display all ADNM Content used in the Store and owned and controlled by ADNM, solely in connection with operating and maintaining the Store. In consideration of such license, if you elect to so utilize any such ADNM Content in connection with the Store after the Term, you agree to pay, or cause your licensee to pay, ADNM a royalty equal to [***] of the gross revenues earned in connection with the Store after the expiration of the Term, but only for as long as you continue to use any such ADNM Content. In this regard, you shall account in the same fashion and within the same time periods, and ADNM shall be accorded the same examination rights and be subject to the same limitations and restrictions, as apply with respect to your accountings under paragraph 6(g) above. Nothing contained in this Agreement shall impose upon ADNM any obligation whatsoever to provide you with updates, hosting, maintenance or support with respect to the Store or such ADNM Content after the expiration of the Term. You shall not be entitled to use any name, trademark or service mark of ADNM or its affiliates in any manner whatsoever without obtaining the prior written consent of ADNM or the applicable affiliate of ADNM.

        (c) Artist Identification: You hereby grant to ADNM the non-exclusive right during the Term throughout the Territory to use the names of Artist and Artist's tours, and the names and approved photographs and other approved likenesses of the members of Artist, on the Store and in advertisements and promotions of the Store and of ADNM in connection with the Store. In this regard, at no cost to ADNM, you agree to provide ADNM with all photographs, graphics, logos and similar items reasonably required by ADNM to create the Store and readily available to you promptly following ADNM's request.

        (d) Inducement Terms and Guarantee: You shall cause the members of Artist to execute the Inducement Terms and Guarantee attached to this Agreement as Exhibit 3 concurrently with the execution of this Agreement.

        9. THIRD PARTY CLEARANCES: You shall obtain all necessary third-party clearances in connection with all Artist Content and Product (including the payment of any associated fees, royalties and other costs). Without limiting the generality of the foregoing, with respect to all uses of musical compositions, sound recordings and audiovisual productions in connection with the Store, you agree to grant or cause Artist and/or any applicable third parties (e.g., music publishers, record companies and performing rights societies) to grant to ADNM any and all required rights. However, ADNM shall not use any particular sound recording, musical composition or audiovisual production on the Store, or provide access to any feature or service on the Store which entails the public performance of music (e.g., live audio streaming), except at your request or with your approval. If ADNM nevertheless shall pay, with your approval, any third party clearance cost relating to the Store (which ADNM is not obligated to do), all such amounts shall be deducted from any and all monies otherwise payable to you under this Agreement (except to the extent deducted from monies otherwise payable by ADNM to Merchandiser, it being understood that such costs shall be subject to allocation by ADNM, in ADNM's reasonable business judgment, between you and Merchandiser taking into account whether the applicable costs related to Merchandiser Product and/or Artist Product).

10.     REPRESENTATIONS AND WARRANTIES: INDEMNITY:


----------------
[***] Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

(a)     You represent and warrant as follows:

        (i) You have the full right, power and authority to enter into and to perform this Agreement and to grant to ADNM all rights and licenses set forth in this Agreement. Neither you nor Artist are under any restriction or obligation which may or will impair your full performance of this Agreement. No Artist Content or the exploitation or use thereof or the sale of any Product shall violate or infringe upon any common law or statutory rights of any party, including contractual rights, copyrights, and rights of privacy or publicity or shall defame any person or entity; and

        (ii) ADNM shall have the exclusive right during the Term throughout the Territory to develop and operate the only "official" Artist on-line store (i.e., the only Internet web site authorized by Artist with respect to products relating primarily to Artist and/or any members of Artist. Accordingly, during the Term, neither you, Artist nor any member of Artist shall grant any other person or entity the right to develop and/or operate a web site that (A) pertains primarily to Artist and/or one or more members of Artist and (B) sells products using the mane of Artist and/or the names and likenesses of members of Artist.

        (b) You agree to indemnify and hold ADNM and its members, employees, attorneys, agents, successors, assigns and licensees harmless against any claim, liability, cost and expenses (including attorneys' and accountants' fees reasonably incurred) in connection with any breach or alleged breach of this Agreement by you. In this regard, ADNM shall not settle any claim without first notifying you of the terms of any proposed settlement and obtaining your consent thereto, provided you post within ten days after such notice, a bond, satisfactory to ADNM in its reasonable discretion, to assure ADNM of reimbursement for all damages, liabilities, costs and expenses (including legal expenses and counsel fees reasonably incurred) that ADNM, in its reasonable business judgment, incur as a result of such a claim. If you fail to post such a bond, you shall be deemed to have consented to ADNM's settlement. You shall, upon demand, pay the person or entity being indemnified hereunder for any payment made or required to be made by such person or entity at any time (including after the Term) in respect of any liability, damage, or expense to which the foregoing indemnity relates. Without waiving any right or remedy available to ADNM, if any such claim is made, ADNM shall have the right to withhold monies otherwise payable to you under this Agreement in an amount reasonably related to such claim and to deduct therefrom payments required under this paragraph. ADNM shall not withhold monies otherwise payable to you after you post a bond meeting the above-described conditions.

        (c) You acknowledge that ADNM is making no representations and warranties concerning anticipated success of the Store and/or the amount of compensation payable to you hereunder. You warrant, represent and agree that neither you nor Artist nor any third party shall make any claim, nor shall any liability be imposed upon ADNM based upon any claim, that more sales could have been made or better business could have been done in connection with the Store than was actually made or done. You agree that ADNM shall not be liable for any special, consequential, incidental or indirect damages in connection with or arising out of this Agreement, however caused, under any theory of liability.

11.     NOTICES; APPROVALS:

        (a) All notices, accounting statements and payments to either party shall be sent to such party's address first mentioned in this Agreement, or such other address as a party to this Agreement may hereafter designate by notice to the other. All notices sent under this Agreement must be in writing to be effective, and, except for statements and payments, must be sent by a third party messenger, by air courier service with a written acknowledgment of receipt, by registered or certified mail, return receipt requested, or through a telegraph office. The date of personal delivery, of mailing or faxing, or the date of delivery to a telegraph office, as the case may be, of any such notice shall be deemed the date of the giving thereof (except, with respect to notices of change of address, the date of which will be the date of receipt by the receiving party). Until ADNM notifies you otherwise, a copy of all notices hereunder to ADNM shall be simultaneously sent as aforesaid to Lenard & Gonzalez LLP, 1900 Avenue of the Stars, 25th Floor, Los Angeles, CA 90067; Attention:
Allen D. Lenard, Esq.

        (b) No failure by any party to this Agreement to perform any of its obligations hereunder shall be deemed a breach of this Agreement, unless the other party has given notice of such alleged breach in reasonable detail and such alleged breach is not cured within 30 days after the giving of such notice.

        (c) No consent or approval under this Agreement shall be unreasonably withheld or delayed. ADNM may elect to request a consent or approval by notice to you, or may send you a notice reflecting the availability of a test site of the Store embodying the materials for which approval is sought. In each instance, your consent or approval shall be deemed granted unless you notify ADNM to the contrary within five (5) business days after ADNM sends the aforesaid notice to you. No inadvertent failure by ADNM to obtain your consent or approval shall be deemed a breach by ADNM of this Agreement, provided ADNM shall use reasonable efforts to rectify such failure on a prospective basis following receipt of notice from you specifying such failure. Notwithstanding the provisions of paragraph 11(a) above, any notice described in this paragraph 11(c) may be sent by telecopier or electronic mail.

12.     MISCELLANEOUS:

           (a) This Agreement is intended by the parties hereto as a final expression of their understanding and agreement with respect to the subject matter hereof and as a complete and exclusive statement of the terms thereof; this Agreement supersedes all prior and contemporaneous negotiations, understandings, and agreements between the parties hereto with respect to the subject matter hereof. The parties acknowledge and agree that neither party hereto has made any representations or promises in connection with this Agreement or the subject matter hereof not contained herein. The parties hereto shall negotiate in good faith to replace any invalid, illegal or unenforceable provision (the "Invalid Provision") with a valid provision, the effect of which comes as close as possible to that of the Invalid Provision. This Agreement cannot be canceled, modified, amended or waived, in part or in full, in any manner except by an instrument in writing signed by the party to be charged. No waiver by either party hereto, whether expressed or implied, of any provision of this Agreement or default hereunder shall affect such party's right to thereafter enforce such provision or to exercise the right or remedy set forth in this Agreement in the event of any other default, whether or not similar. Words in the singular number shall include the plural, and vice versa. Whenever examples are used in this Agreement with the words "including," "for example," "e.g.," "such as," "etc." or any derivation thereof, such examples are intended to be illustrative and not in limitation thereof. The paragraph headings herein are used solely for convenience and shall not be used in the interpretation or construction of this Agreement. All exhibits attached hereto are incorporated into this Agreement by reference.

           (b) In entering into this Agreement and providing services pursuant hereto, you and ADNM each have and shall have the status of independent contractors. Nothing herein contained shall contemplate or constitute either party being an agent or employee of the other party, and nothing herein shall constitute a partnership, joint venture or fiduciary relationship between the parties.

           (c) This Agreement shall be deemed to have been entered into in the State of California and the validity, interpretation and legal affect of this Agreement shall be governed by the laws of the State of California applicable to contracts entered into and performed entirely within the State of California. The courts located in California (state and federal), only, will have jurisdiction of any controversy regarding this Agreement; any action or other proceeding which involves such a controversy will be brought in those courts, in California and not elsewhere.

ARTISTDIRECT NEW MEDIA, LLC                          COMPANY NAME
A CALIFORNIA LIMITED LIABILITY COMPANY               A             CORPORATION
                                                      --------------

   By :  ARTISTdirect, LLC
   Its:  Member

   By :  /s/ Marc Geiger                             By:
         ------------------------------                 -----------------------
         Marc Geiger                                 Its:
   Its:  Co-Chief Executive Officer                     -----------------------

   By :
         ------------------------------
         Don Muller
   Its:  Co-Chief Executive Officer

                                    EXHIBIT 1

                          SCHEDULE OF FULFILLMENT FEES

               Item Retail Price                                 Fulfillment Fee
               -----------------                                 ---------------
                     [***]                                            [***]
                     [***]                                            [***]
                     [***]                                            [***]
                     [***]                                            [***]


           In addition, the following packaging costs are applicable:

                    Box Size                                     Packaging Cost
                    --------                                     --------------
                     [***]                                            [***]
                     [***]                                            [***]
                     [***]                                            [***]

                         SCHEDULE OF INSURANCE COVERAGE

               ADNM currently carries property insurance with respect to all inventory at the fulfillment center, covering up to $1,000,000 in damages (subject to adjustments from time to time in accordance with then-current inventory value), with a $5,000 deductible (except with respect to wind damage, for which the deductible is $100,000). ADNM shall cause you to be named an additional insured under said policy and provide you with a certificate of insurance to such effect.


----------------
[***] Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

                                    EXHIBIT 2

                   [ADNM/MERCHANDISE AGREEMENT - LICENSE FEE]

        6. License Fee:

           (a) In consideration for the rights licensed pursuant to paragraph 5 above and Merchandiser's agreement to supply Merchandiser Product to ADNM pursuant to the Merchandiser Terms, ADNM agrees to pay Merchandiser a License Fee with respect to all Merchandiser Product sold at any time (including after the Term).

           (b) As used herein:

               (i) "License Fee" shall mean, subject to paragraph 6(c) below, the amount by which the following amounts exceed the wholesale purchase price payable by ADNM for all applicable Merchandiser Product, provided that the License Fee otherwise payable shall be further reduced by any third party marketing and rights clearance costs incurred by ADNM, with the approval of Merchandiser (which approval may be withheld by Merchandiser for any reason) and the applicable Merchandiser Artist, and attributable to Merchandiser Product (it being understood that any such costs not specifically attributable to Merchandiser Product shall be allocated reasonably by ADNM between Merchandiser and the applicable Merchandiser Artist, taking into account whether the applicable costs related to Merchandiser Product and/or Artist Product):


               (A) [***] of the Adjusted Gross Merchandiser Product Revenue with respect to Merchandiser Product (other than Collectibles) sold through an Artist Store and with respect to Collectibles sold through the UBL Store (or through any other source other than an Artist Store);

               (B) [***] of the Adjusted Gross Merchandiser Product Revenue with respect to Merchandiser Product (other than Collectibles) sold through the UBL Store (or through any other source other than an Artist Store); and

               (C) [***] of the Adjusted Gross Merchandiser Product Revenue with respect to Collectibles sold through an Artist Store.

           (ii) "Adjusted Gross Merchandiser Product Revenue" shall mean Gross Merchandiser Product Revenue less the Deductible Amounts.

           (iii) "Gross Merchandiser Product Revenue" shall mean the amount actually received by ADNM (including shipping and handling revenues) in respect of Merchandiser Product.


           (iv) "Deductible Amounts" shall mean all of the following costs paid by ADNM and specifically attributable to Merchandiser Product: all amounts paid under paragraph 3(b)(iv) above; all actual packaging and shipping costs paid to third parties (not to exceed the associated shipping and handling revenues referred to in paragraph 6(b)(iii) above); all third party fulfillment fees and related charges; sales, use and value-added taxes actually paid; credit card fees; and any credits for returns, rebates, cancellations and exchanges. ADNM shall not deduct any fulfillment fees or related charges to the extent they exceed such amounts as Merchandiser has approved; Merchandiser hereby pre-approves the applicable amounts set forth on Exhibit D attached hereto. To the extent ADNM is unable to identify a particular item of cost as being attributable to either Merchandiser Product or Artist Product, only a portion thereof shall be deemed a "Deductible Amount" hereunder, such portion to be determined reasonably by ADNM, taking into account the total amount of Gross Merchandiser Product Revenues as compared to the total amount of other applicable revenues during the applicable accounting period. Notwithstanding anything to the contrary contained herein, as between ADNM and Merchandiser, [***] shall be solely responsible for all customer bad debts in respect of Merchandiser Product shipped by ADNM (or its designee), including all associated Deductible Amounts.


           (v) "Collectibles" means any single item of Merchandiser Product bearing a wholesale price in excess of [***].

           (c) Within ten (10) business days after the date ADNM notifies Merchandiser of each new Accepted Artist pursuant to paragraph 2(d) above (or within ten (10) business days after the complete execution of this Agreement, in respect of any Accepted Artist indicated on Exhibit A as of the execution hereof), Merchandiser shall have the right to notify ADNM of the percentage of the applicable License Fees hereunder that Merchandiser is obligated to pay to, or credit to the account of, the applicable Accepted Artist or its furnishing company (the "Artist Percentage"), if such Artist Percentage exceeds [***]. In such event, notwithstanding anything to the contrary contained herein, ADNM shall pay to Merchandiser a product consignment charge (the "Consignment Charge") equal to [***] of the Adjusted Gross Merchandiser Product Revenue with respect to such Accepted Artist for each [***] by which such Artist Percentage exceeds [***]. For purposes of illustration, in the event that Merchandiser has properly notified ADNM that the Artist Percentage with respect to a particular Accepted Artist equals [***], then with respect to such Accepted Artist, ADNM shall pay to Merchandiser a Consignment Charge equal to [***] of the Adjusted Gross Merchandiser Product Revenue with respect to such Accepted Artist. For the avoidance of doubt, no Consignment Charge shall be applicable with respect to any Merchandiser Artist for which Merchandiser does not timely notify ADNM of the Artist Percentage as provided in this paragraph 6(c).

           (d) Attached hereto as Exhibit E are certain example computations of the License Fee.


 ----------------
[***] Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

                                    EXHIBIT 3

                         INDUCEMENT TERMS AND GUARANTEE

               The undersigned hereby acknowledge that they have read and understand all of the terms and conditions set forth in the agreement dated as of ______ ___, 19__ (the "Agreement") by and between ARTISTdirect New Media, LLC ("ADNM") and CompanyName ("Company") to which these inducement Terms and Guarantee are attached.

               In consideration of Company's execution and delivery of the Agreement, the benefit of which runs to the undersigned, undersigned hereby represent, warrant and agree, jointly and severally that:

               1. Company has the rights, insofar as the undersigned are concerned, to enter into the Agreement and to assume all of the obligations, warranties and undertakings to Company on the part of the undersigned contained therein, and Company shall continue to have those rights until all of those obligations, warranties and undertakings shall have been fully performed and discharged.

               2. All of the representations, warranties and agreements on the part of Company contained in the Agreement that concern Company and/or the undersigned are and shall remain true and correct.

               3. The undersigned shall fully and to the best of their abilities perform and discharge all of the obligations, warranties and undertakings contained in the Agreement insofar as the same are required of the undersigned and to the extent Company has undertaken to cause the performance and discharge by the undersigned of those obligations and undertakings, and the undersigned further guarantee the full and faithful performance of all other obligations of Company under the Agreement, it being agreed and acknowledged that such guarantee shall be applicable regardless of whether, for any reason whatsoever, notwithstanding the provisions of paragraph 1 above, Company shall cease to have the right to perform the obligations, warranties and undertakings to ADNM on the part of Company contained in the Agreement.

               4. The undersigned agree to look solely to Company (and not to ADNM) with respect to all monies payable to the undersigned in connection with the Agreement.

               5. ADNM may, in its own name, institute any action or proceeding against the undersigned to enforce its rights under the Agreement and/or this agreement, and ADNM shall be entitled to equitable relief, including injunctive relief, to enforce the provisions of said agreements, without the necessity of first resorting to or exhausting any rights or remedies against Company.

Dated as of ______ ____, 19__

--------------------------------                   ---------------------------

                                    EXHIBIT C

                  MERCHANDISER'S STANDARD WHOLESALE PRICE LIST

Giant Merchandising
Wholesale Price List
April 1, 1999

Music

Description                    Color             Unit Price
--------------------------------------------------------------
Basic 1-Sided                  White                [***]
Basic 1-Sided                  Lights               [***]
Basic 1-Sided                  Darks                [***]
Basic 1-Sided                  Black                [***]

Basic 2-Sided                  White                [***]
Basic 2-Sided                  Lights               [***]
Basic 2-Sided                  Darks                [***]
Basic 2-Sided                  Black                [***]

High Roy 1-Sided               White                [***]
High Roy 1-Sided               Lights               [***]
High Roy 1-Sided               Darks                [***]
High Roy 1-Sided               Black                [***]

High Roy 2-Sided               White                [***]
High Roy 2-Sided               Lights               [***]
High Roy 2-Sided               Darks                [***]
High Roy 2-Sided               Black                [***]

----------------
[***] Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

                                    EXHIBIT D

                                 FULFILLMENT FEE

                   Item Retail Price                      Fulfillment Fee
                   -----------------                      ---------------
                         [***]                                 [***]
                         [***]                                 [***]
                         [***]                                 [***]
                         [***]                                 [***]

b.      In addition, the following packaging costs are applicable:


                        Box Size                           Packaging Cost

                         [***]                                 [***]
                         [***]                                 [***]
                         [***]                                 [***]


----------------
[***] Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

                                    EXHIBIT E

Example I - T-shirt L/XL U.S. Priority Mail

Retail Price (sales tax excluded)                      [***]
Shipping/handling charge                               [***]
                                                     -------------
Gross Merchandiser Product Revenue                     [***]
                                                     -------------

Shipping cost                                          [***]
Fulfillment fee/Packaging Cost                         [***]
Credit card fee [***]                                  [***]
                                                     -------------
Deductible Amounts                                     [***]
                                                     -------------

                                                     -------------
Adjusted GMPR                                          [***]
                                                     -------------

License Fee Base [***]                                 [***]
Wholesale price                                        [***]
                                                     -------------
License Fee                                            [***]
                                                     =============

Example II - Pocket Logo Mesh V Neck:  2nd Day Air

Retail Price (sales tax excluded)                      [***]
Shipping/handling charge                               [***]
                                                     -------------
Gross Merchandiser Product Revenue                     [***]
                                                     -------------

Shipping cost                                          [***]
Fulfillment fee/Packaging Cost                         [***]
Credit card fee [***]                                  [***]
                                                     -------------
Deductible Amounts                                     [***]
                                                     -------------

                                                     -------------
Adjusted GMPR                                          [***]
                                                     -------------

License Fee Base [***]                                 [***]
Wholesale price                                        [***]
                                                     -------------
License Fee                                            [***]
                                                     =============


----------------
[***] Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

                                    EXHIBIT F

                                ARTISTDIRECT, LLC

                    WARRANT TO PURCHASE 50,000 COMMON UNITS


                                                           WARRANT NO. 1999-1

THIS WARRANT HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS WARRANT MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THIS WARRANT IS FURTHER SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER CONTAINED HEREIN AND IN THAT CERTAIN AMENDED AND RESTATED OPERATING AGREEMENT OF ARTISTDIRECT, LLC, A CALIFORNIA LIMITED LIABILITY COMPANY, DATED JULY 28, 1998, AS AMENDED.

                               WARRANT TO PURCHASE
                     LIMITED LIABILITY COMPANY COMMON UNITS

               This certifies that Giant Merchandising ("Merchandiser") is entitled, on or after April 1 1999, to become a Member in ARTISTdirect, LLC, a California limited liability company (the "Company"), on and subject to the terms and conditions contained herein and in the "Operating Agreement" (as defined below), with the number of Common Units in the Company set forth in
Section 1 below, in return for a capital contribution by Merchandiser to the Company of cash consideration in an amount equal to Thirty-Four and 48/100 Dollars ($34.48) per Common Unit (subject to adjustment as hereinafter provided, the "Warrant Price").

               Except as otherwise specifically provided herein, terms used but not otherwise defined herein shall have those meanings as set forth in that certain Amended and Restated Operating Agreement of ARTISTdirect, LLC, dated July 28, 1998, as amended (the "Operating Agreement"). A true and correct copy of the Operating Agreement is attached hereto.

               This Warrant is subject to the following terms and conditions:

1.      Common Units Subject to Warrant Vesting.

        (a) Definitions.

        (i) "ADNM" means ARTISTdirect New Media, LLC, a Subsidiary of the
Company;

               (ii)  "Determination Date" means April 30, 2003;

               (iii) "Merchandiser Agreement" means that certain Merchandiser
                      Agreement dated as of April 1, 1999 between ADNM and Merchandiser;

               (iv)  "Artist Store," "Merchandiser Artist," "Merchandiser
                      Product," "Merchandiser Terms," "Personal Identification,"
                     "Rights," "Store Agreement," and "Sublicensee" each have
                      the meaning ascribed thereto in the Merchandiser
                      Agreement;

               (v) "Qualifying Revenue" means the "Adjusted Gross Merchandiser Product Revenue" (as defined in the Merchandiser Agreement); provided, however, that, for purposes of this Warrant:

                      (a) Qualifying Revenue shall not include any amounts received in respect of any merchandise sold through the UBL Store.

                      (b) if Merchandiser's Rights to a particular Merchandiser Artist terminate during the term of the Merchandiser Agreement, then Qualifying Revenue shall nonetheless be computed by deeming Merchandiser Product to include all merchandise containing the Personal Identification of that Merchandiser Artist and sold after such termination through the applicable Artist Store, regardless of whether such merchandise is provided by or on behalf of Merchandiser or a Sublicensee, and regardless of whether such merchandise is provided pursuant to the Merchandiser Terms.

               (vi) "Highest Sales" means the greatest Qualifying Revenue during any period of twelve (12) consecutive calendar months during the term of the Merchandiser Agreement (i.e., between April 1, 1999 and March 31, 2003).


        (b) This Warrant may be exercised with respect to:


                (i) 5,000 Common Units at any time on or before March 31, 2004; and

               (ii) an additional 5,000 Common Units for each full Five Hundred Thousand Dollars ($500,000) in Highest Sales in excess of Five Hundred Thousand Dollars ($500,000); provided that the number of additional Common Units that may be acquired pursuant to this Section 1(b)(ii) shall be subject to a maximum of 45,000 (i.e., for Highest Sales of Five Million Dollars ($5,000,000 or more).

On or before the Determination Date, the Company shall notify Merchandiser of the Highest Sales.

2.      Term. Except for the rights conferred upon the Company pursuant to
        Section 8 below, this Warrant, and Merchandiser's right to exercise this Warrant, shall terminate immediately upon the first to occur of the following:

        (a) the close of business (i.e., 5:00 p.m., Los Angeles time) on April 30, 2008;

        (b) the termination of the Merchandiser Agreement prior to the expiration of the full term thereof either i) by ADNM due to a material breach thereof by Merchandiser, which breach remains uncured for the period specified in Section 15(b) of the Merchandiser Agreement, or (ii) by Merchandiser other than due to a material breach thereof by ADNM, which breach remains uncured for the period specified in Section 15(b) of the Merchandiser Agreement; or

        (c) the breach by Merchandiser of any material provision of this Warrant.

3. Method of Exercise; Payment; Issuance of New Warrant; Transfer and Exchange. This Warrant may be exercised by Merchandiser, in whole or in part, by the surrender of this Warrant, properly endorsed, at the principal office of the Company at 17835 Ventura Blvd., Suite 310, Encino, CA 91316 (or at such other location within the State of California or the State of New York as the Company may advise Merchandiser in writing), and by (a) payment to the Company in cash or immediately available funds of the Warrant Price of the Common Units being purchased, and (b) delivery to the Company of a customary investment letter executed by Merchandiser, representing and warranting that the Common Units are being acquired for Merchandiser's own account, for investment purposes only, and not with a view to the distribution, resale or other distribution thereof in violation of applicable securities laws, and acknowledging the issuance and transfer of the Common Units are subject to the requirements of federal and state securities laws. Merchandiser, in lieu of exercising this Warrant for a specified number of Common Units (the "Exercised Units") and paying the aggregate exercise price therefor (the "Exercise Price"), may elect to receive a number of Common Units equal to the number of Exercised Units, minus a number of Common Units having an aggregate "Fair Market Value" (as defined below) equal to the Exercise Price. After any such election, the number of Common Units covered by this Warrant shall be deemed automatically reduced by the number of Exercised Shares. For purposes of this Warrant, "Fair Market Value" means (a) if the Common Units are then publicly traded, the closing sale price of the Common Units on its principal stock exchange or market system (or the average of the closing bid and asked prices, if closing sales prices are not reported) for the ten (10) consecutive trading days immediately prior to the date of any such "net exercise," or (b) in all other cases, as determined by the Managers in their sole, good faith discretion. In the event of any exercise, or any such "net exercise," of less than all of the rights represented by this Warrant, the Company shall issue to Merchandiser a new warrant evidencing the ability of Merchandiser to purchase the balance of the number of Common Units from the Company, and shall deliver such warrant to Merchandiser promptly following such partial exercise. The Company agrees that the Common Units issuable to Merchandiser upon exercise of this Warrant shall be issued to Merchandiser as of the close of business on the date on which all of the above-described conditions to exercise have be satisfied. Merchandiser hereby covenants and agrees that, upon

        Merchandiser's exercise of all or a portion of this Warrant and Merchandiser's making the applicable payment to the Company in respect thereof, Merchandiser and the Common Units issued to Merchandiser with respect to such exercise shall become subject to the terms and conditions of the Operating Agreement, including without limitation, the obligation to sell Common Units and the restrictions on transfer of Common Units contained therein. In this regard, Merchandiser acknowledges that it shall only become a Member and be entitled to the rights as a Member once Merchandiser validly exercises this Warrant in accordance with the terms hereof and executes a signature page to the Operating Agreement whereby it agrees to be bound by all of the terms thereof, excluding the non-competition covenant contained in Section
        3.10 thereof, from which Merchandiser shall be exempted.

4. Due Authorization and Issuance. The Company covenants and agrees that any and all of the Common Units issued to Merchandiser in accordance with the terms hereof will, upon such issuance, be duly authorized, validly issued and free from all preemptive rights of any holder of Common Units in the Company, free and clear of all taxes, liens and charges with respect to such issuance. The Company further covenants and agrees that, during the period within which this Warrant may be exercised, the Company will take no action that would prohibit the issuance of Common Units required to be issued in accordance with the terms and conditions hereof on such exercise.

5. Fractional Common Units. No fractional Common Units shall be issued in connection with any exercise hereunder but in lieu of such fractional Common Units, the Company shall make a cash payment therefor upon the basis of the fair market value of the Common Units, as determined by the Managers in their sole, good faith discretion.

6.      Certain Adjustments.

        (a) If the outstanding Common Units are changed into or exchanged for a different number or kind of securities of the Company or a successor entity (including a "C-corporation" that becomes the successor or parent of the Company in connection with a roll-up or similar exchange transaction in connection with an initial public offering) through a capital reorganization or reclassification, or if the number of outstanding Common Units is changed through a split of Common Units, reverse split of Common Units or issuance of a Common Unit dividend, then a reasonable and appropriate adjustment shall be made by the Company in (i) the number or kind of Common Units that may be purchased pursuant to the exercise of this Warrant, and (ii) the number, exercise price, or kind of securities subject to this Warrant. Any such adjustment in this Warrant, however, shall be made without a change in the total price applicable to the unexercised portion of this Warrant but with a corresponding adjustment in the price for each Common Unit covered by this Warrant. In making such adjustments, or in determining that no such adjustments are necessary, the Company may rely upon the advice of counsel and accountants to the Company, and the reasonable determination of the Company shall be binding.

        (b) Upon (i) the dissolution, liquidation, or sale of all or substantially all of the business, properties and assets of the Company, (ii) any reorganization, merger, consolidation, sale or exchange of securities in which the Company does not survive,
                (iii) any reorganization, merger, consolidation, sale or exchange of securities in which the Company does survive and any of the Company's members have the opportunity to receive cash, securities of another entity and/or other property in exchange for their Common Units (other than a "roll-up" or similar exchange transaction in connection with an initial public offering), or (iv) any acquisition by any person or group (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended), of beneficial ownership of more than fifty percent (50%) of the Company's then outstanding Common Units (each of the events described in clauses (i), (ii), (iii), or (iv) is referred to herein as an "Extraordinary Event"), this Warrant shall terminate unless it survives the Extraordinary Event pursuant to Section 6(d) below.

        (c) Merchandiser shall have the right until ten (10) days before the effective date of any Extraordinary, Event to exercise, in whole or in part, this Warrant, but only to the extent to which it is exercisable pursuant to the provisions hereof. In this regard, the Company shall notify Merchandiser in writing of the Company's intent to engage in any Extraordinary Event on or before the date (the "Notice Date") that is no less than thirty
                (30) days before the effective date of such Extraordinary Event. In addition, notwithstanding anything to the contrary contained herein, if an Extraordinary Event shall occur during the term of the Merchandiser Agreement, then, solely for purposes of determining the extent to which this Warrant is exercisable in accordance with this Section 6(c), Highest Sales shall be determined either (i) with reference to each period of twelve
                (12) consecutive calendar months of the term of the Merchandiser Agreement prior to the Notice Date; or (ii) if fewer than twelve
                (12) months have elapsed since the commencement of the term of the Merchandiser Agreement, on an annualized basis.

        (d) If an Extraordinary Event occurs during the term of the Merchandiser Agreement, then the Company shall be obligated to either, in its sole discretion: (i) cause this Warrant to survive such Extraordinary Event or (ii) cause the surviving entity (which may be the Company), or any other entity that, after giving effect to the Extraordinary Event, owns, directly or indirectly, fifty percent (50%) or more of the Company's then outstanding Common Units, to tender to Merchandiser a substitute warrant to purchase units or other equity interests in such entity containing terms and provisions substantially preserving, in the reasonable, good faith discretion of the Company, the rights and benefits of this Warrant to the extent then outstanding (a "Substitute Warrant"). If an Extraordinary Event occurs after the term of the Merchandiser Agreement, in its sole and absolute discretion, the Company may permit this Warrant to survive such Extraordinary Event. In addition, if an Extraordinary Event occurs after the term of the Merchandiser Agreement, in its sole and absolute discretion, the surviving entity (which may be the Company), or another entity, may, but shall not be so obligated, tender to Merchandiser a Substitute Warrant.

        (e) The grant of this Warrant shall not affect in any way the right or power of the Company to make adjustments, reclassification or changes in its capital or business structures or to merge, consolidate, dissolve, or liquidate or to sell or transfer all or any part of its business or assets or undertake any other permitted limited liability company action.

        (f) Upon the occurrence of each adjustment of this Warrant pursuant to this Section 6, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to Merchandiser a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request of Merchandiser, furnish or cause to be furnished to Merchandiser a like certificate setting forth: (i) such adjustments and readjustments; (ii) the applicable Exercise Price at the time in effect; and (iii) the number of Common Units, if any, and the amount, if any, of other securities or property that at the time would be received upon the exercise of this Warrant.

        (g) Other Action Affecting Common Units. The Company will not, by amendment of its Articles of Organization or the Operating Agreement, or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, dividend or other distribution of cash or property, or any other voluntary action, avoid or seek to avoid the rights granted to Merchandiser hereunder or the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions hereof, and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of Merchandiser as set forth herein against impairment.

7. Payment of Taxes. The Company will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of Common Units upon exercise of this Warrant.

8.      Drag-Along Obligation.

        (a) Definition of Equity Securities. For purposes of this Warrant, "Equity Securities" shall mean all (i) Units, all rights, options or warrants to purchase Units, all securities of any type, whatsoever that are convertible into or exchangeable for Units, and all rights, options or warrants to purchase securities that are convertible into or exchangeable for Units and (ii) all shares, options, warrants, general or limited partnership interests, limited liability company membership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity that are issued in exchange for any of the items described in the preceding clause
                (ii).

        (b) The Obligation. Notwithstanding anything to the contrary contained herein, if the Managers find an acquirer for all or any portion of their interest in the Company (whether such acquisition is by way of purchase of assets or Common Units,

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

                merger, recapitalization or other form of transaction, and including, without limitation, a roll-up transaction that is for the purpose of a reorganization among the Company and its Affiliates), then, at the request of the Managers, Merchandiser shall sell or otherwise transfer a corresponding portion of any Common Units (or successor Equity Securities) then held by Merchandiser to such acquirer on the same terms and conditions as apply to the sale or other transfer by the Managers. \ Merchandiser further agrees timely to take such other actions as the Managers may reasonably request in connection with the approval of the consummation of such sale or other transfer, including, without limitation, voting in favor of such sale or other transfer and waiving any dissenters' rights, executing such agreements, powers of attorney, voting proxies or other documents and instruments as may be necessary or desirable to consummate such sale or other transfer, and, in the event that such sale or other transfer is structured as a recapitalization, transferring and retaining such portion of Common Units (or successor Equity Securities) and rights under this Warrant as may be requested by the Managers.

9.      Tag-along Right.

        (a) Definition of Excluded Transferee. For purposes of this Warrant, "Excluded Transferee" shall mean: (i) Marc Geiger; (ii) Donald Muller; (iii) a spouse, descendant or parent of Marc Geiger or Donald Muller; (iv) a descendant of any Person listed in clauses
                (i), (ii) or (iii) above; (v) a trust for the sole benefit of any one or more of the Persons listed in clauses (i), (ii),
                (iii) or (iv) above; or (vi) any Affiliate of any Person listed in clauses (i), (ii), (iii), (iv) or (v) above.

        (b) The Right. If Marc Geiger, Donald Muller, or any direct or indirect successor, assignee, heir, devisee, donee, legatee or transferee of either of them (each a "Transferor'), proposes alone or with others to Transfer, directly or indirectly, to any Person that is not an Excluded Transferee, any Equity Securities (each, a "Subject Interest') that represent a fully-diluted Percentage of thirty percent (30%) or more, in a single transaction or series of transactions, and the Common Units (or substitute Equity Securities) issued to Merchandiser pursuant to this (or any successor) Warrant (the "Securities") include (at such time or upon exercise, conversion or exchange) any Equity Securities of the same class as the Subject Interest (the "Subject Interest Class"), the would-be Transferor shall provide Merchandiser with not less than thirty (30) days' prior written notice of such proposed sale, which notice shall include all of the material terms and conditions of such proposed sale and which shall identify such purchaser (the "Sale Notice"), and Merchandiser shall have the option, exercisable by written notice to the Transferor within twenty (20) days after the receipt of the Sale Notice, to participate in such transaction pro rata with the Transferor at the same time as, and upon the same terms and conditions as (including all direct or indirect consideration) the Transferor Transfers his Equity Securities in the Company. Merchandiser may sell all or any portion of the Securities held by Merchandiser (or issuable to Merchandiser upon exercise, conversion or exchange of any of the Securities) that are of the class of Equity Securities that includes the Subject

                Interest Class (the "Merchandiser's Securities") equal to the product obtained by multiplying (i) the Subject Interest by (ii) a fraction, the numerator of which is Merchandiser's Securities and the denominator of which is the total number of Equity Securities of the Subject Interest Class then owned by the Transferor, Merchandiser, and any other Person that has tag-along rights with respect to the proposed Transfer by Transferor. To the extent Merchandiser, or any other Person that has tag-along rights with respect to the proposed Transfer by Transferor, shall exercise its tag-along right, the number of Equity Securities that the Transferor may Transfer in the transaction shall be correspondingly reduced.

        (c) Expenses. In any transaction in which Merchandiser sells or otherwise disposes of any of the Merchandiser's Securities pursuant to this Section 9, Merchandiser shall bear its pro rata share of the reasonable expenses incurred by the Transferor in connection with the sale of the Subject Interest.

        (d)     Exempt Sales. The rights and obligations set forth in this
                Section 9 shall not apply to any sale of Equity Securities made in connection with or following an initial public offering of common stock of the corporate successor of the Company.

10.     Transferability of Warrant.

        (a) Except as set forth in Section 10(b) below, this Warrant may not be sold, conveyed, transferred, alienated, donated, encumbered or otherwise disposed of by Merchandiser and, accordingly, any purported such transaction in violation of this Section 10 shall be void ab initio, of no force or effect.

        (b) Notwithstanding Section 10(a) above, but subject to applicable securities laws, Merchandiser may transfer all, but not less than all, of this Warrant, to any Affiliate of Merchandiser, provided that no such transfer shall be effective until the transferee agrees in writing to be bound by all of the provisions of this Warrant, including Section 8 above.

11. Investment Representation. Merchandiser represents and warrants to the Company that Merchandiser is acquiring this Warrant for Merchandiser's own account for investment and not with a view to, or for resale in connection with, any distribution thereof. Merchandiser acknowledges that this Warrant and the Common Units that may be purchased under this Warrant have not been registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act that depends upon, among other things, the bona fide nature of the investment intent of Merchandiser as expressed herein.

12. Amendment and Waiver; Successors. This Warrant may only be amended or supplemented, and any waiver or departure from the provisions hereof may only be given, with the consent of the Managers and Merchandiser. All of the covenants and provisions of this Warrant by or for the benefit of the Company and Merchandiser shall

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

bind and inure to the benefit of them and their respective permitted successors and assigns hereunder.

13. Notices. All notices required by this Warrant to Merchandiser shall be sent to Giant Merchandising, 5655 Union Pacific Avenue, Commerce, CA 90022, or such other address as Merchandiser may hereafter designate by notice to the Company. All notices sent under this Agreement to the Company or the Managers shall be sent to the address indicated in
        Section 3 above. All notices required by this Warrant must be in writing to be effective, and must be sent by a third party messenger, by air courier service with a written acknowledgement of receipt, by registered or certified mail, return receipt requested, or through a telegraph office. The date of personal delivery, of mailing, or the date of delivery to a telegraph office, as the case may be, of any such notice shall be deemed the date of the giving thereof (except, with respect to notices of change of address, the date of which will be the date of receipt by the receiving party). Until the Company notifies Merchandiser otherwise, a copy of all notices hereunder to the Company shall be simultaneously sent as aforesaid to Lenard & Gonzalez LLP, 1900 Avenue of the Stars, 25th Floor, Los Angeles, CA 90067; Attention: Allen D. Lenard, Esq.

14. Descriptive Headings and Governing Law. The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California.

15. Lost Warrant. The Managers and the Company represent and warrant to Merchandiser that upon receipt of evidence reasonably satisfactory to the Managers and the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft or destruction upon receipt of an indemnity reasonably satisfactory to the Managers and the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant, the Managers and the Company will make and deliver a new Warrant in lieu of the lost, stolen, destroyed or mutilated Warrant.

               IN WITNESS WHEREOF, Merchandiser, the Company and the Managers have caused this Warrant to be duly executed and issued by their respective officers thereunto duly authorized as of the 1st day of April, 1999.

"COMPANY"                                     "MERCHANDISER"

ARTISTdirect, LLC                             Giant Merchandising


By: /s/ Marc Geiger                           By:
   ---------------------------------              -----------------------------
Its:    Co-Chief Executive Officer                 (an authorized signatory)

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


"MANAGERS"



By: /s/ Marc Geiger
   --------------------------------------
   Marc Geiger

By:
   --------------------------------------
   Donald Muller


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